EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2019-BNK19 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, LNR Partners, LLC, as Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Waterford Lakes Town Center Mortgage Loan, KeyBank National Association, as Special Servicer for the Waterford Lakes Town Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Waterford Lakes Town Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 350 Bush Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 350 Bush Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 350 Bush Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 350 Bush Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 350 Bush Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Ford Factory Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Ford Factory Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Ford Factory Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Ford Factory Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Ford Factory Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Alhambra Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Alhambra Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Alhambra Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Alhambra Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Alhambra Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Nova Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Nova Place Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Nova Place Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Nova Place Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Nova Place Mortgage Loan, KeyBank National Association, as Primary Servicer for the Moffett Towers - Buildings 3 & 4 Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Moffett Towers - Buildings 3 & 4 Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the 450-460 Park Avenue South Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 450-460 Park Avenue South Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 450-460 Park Avenue South Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 450-460 Park Avenue South Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 450-460 Park Avenue South Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 30 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 30 Hudson Yards Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 30 Hudson Yards Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 30 Hudson Yards Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Polo Towne Crossing SC Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Polo Towne Crossing SC Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Polo Towne Crossing SC Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Polo Towne Crossing SC Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Polo Towne Crossing SC Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Eleven Seventeen Perimeter Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Eleven Seventeen Perimeter Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Eleven Seventeen Perimeter Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Eleven Seventeen Perimeter Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Eleven Seventeen Perimeter Mortgage Loan.

Dated: September 10, 2020

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)